UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-29643

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

September 25, 2007

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on October 30, 2007, at 3:30 p.m. central time.

Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 30, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on October 30, 2007, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                To consider and vote upon a proposal to amend our 2002 Equity Incentive Plan to increase the total number of shares for which awards may be granted from 1,826,264 to 2,326,264;

3.                To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2007; and

4.                To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 13, 2007, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer
Minneapolis, Minnesota
September 25, 2007

i

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 30, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on October 30, 2007, beginning at 3:30 p.m. central time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about September 25, 2007.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.                The election of six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                Approval of an amendment to our 2002 Equity Incentive Plan to increase the number of shares for which awards may be granted from 1,826,264 to 2,326,264; and

3.                Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 25, 2007.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•       FOR election of each of the nominees for director (see Proposal 1);

•       FOR approval of the amendment to our 2002 Equity Incentive Plan (see Proposal 2); and

•       FOR ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 25, 2007 (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of September 13, 2007, the record date for the meeting, we had 16,059,165 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.   If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to September 13, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Assistant Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Assistant Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Corporate Controller and Assistant Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.   Assuming the presence of a quorum, the six persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.   For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR approval of the amendment to our 2002 Equity Incentive Plan, and FOR ratification of the selection of independent auditors for the fiscal year ending December 25, 2007).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Steve J. Wagenheim and Peter P. Hausback, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of September 13, 2007, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 16,059,165 shares outstanding as of September 13, 2007. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(1)		Percent of Class (1)
Steven J. Wagenheim(2)	1,685,822	(3)	10.3%
Arthur E. Pew III(2)	1,453,637	(4)	9.0%
William Blair & Company, LLC(5)	1,372,423		8.5%
Brewing Ventures LLC	1,246,875		7.8%
Gary M. Winston(6)	973,201	(7)	6.0%
Solstice Capital Management, LLC(6)	961,617	(8)	6.0%
Andrew J. Redleaf(9)	921,172	(10)	5.7%
Perkins Capital Management, Inc.(11)	874,311	(12)	5.4%
Gary S. Kohler(9)	852,369	(13)	5.2%
Eugene E. McGowan(14)	413,597	(15)	2.5%
Timothy R. Cary	297,333	(16)	1.8%
Dermot F. Rowland	143,381	(17)	*
Peter P. Hausback	125,000	(18)	*
Bruce H. Senske	91,327	(19)	*
James G. Gilbertson	90,000	(20)	*
Monica A. Underwood	42,500	(21)	*
Daniel H. Bauer(22)	0		0
James J. Hughes(23)	0		0
All current directors and executive officers as a group (9 persons)(24)	3,095,722	(25)	17.9%

                 * Represents less than one percent.

       (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 13, 2007.

       (2) Messrs. Wagenheim and Pew, two members of our board of directors, are members of Brewing Ventures LLC who collectively own two-thirds of its membership interests. As a result, they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals includes the securities held by Brewing Ventures.

       (3) Includes 350,000 shares purchasable by Mr. Wagenheim upon the exercise of options.

       (4) Includes 207 shares owned by Mr. Pew’s spouse, 414 shares owned by trusts for the benefit of Mr. Pew’s grandchildren, over which Mr. Pew is sole trustee, and 60,000 shares purchasable by Mr. Pew upon the exercise of options.

       (5) The address of this shareholder is 222 West Adams Street, Chicago, IL 60606.

       (6) The Schedule 13G filed with the SEC by Solstice Capital Management, LLC and Gary M. Winston on November 10, 2005 reports that Mr. Winston is the controlling owner and manager of Solstice. The number of shares reported herein as beneficially owned by Mr. Winston includes the securities held by Solstice. The address of this shareholder is 12 Tamal Vista Boulevard, Suite 204, Corte Madera, CA 94925.

       (7) Includes 69,550 shares purchasable upon the exercise of warrants and 11,584 shares held by Mr. Winston’s IRA.

       (8) Includes 69,550 shares purchasable upon the exercise of warrants.

       (9) The following relationships are set forth in the Schedule 13G filed with the SEC by Whitebox Advisors, LLC (“WA”), Whitebox Intermarket Advisors, LLC (“WIA”), Whitebox Intermarket Partners, L.P. (“WIPLP”), Whitebox Intermarket Fund, L.P. (“WIFLP”), Whitebox Intermarket Fund, Ltd. (“WIFLTD”), HFR Asset Management, LLC (“HFRAM”), Andrew J. Redleaf and Gary S. Kohler on February 14, 2007. The general partner of WIPLP is WIA, which manages accounts for the benefit of its clients WIPLP, WIFLP and WIFLTD. The managing member and controlling owner of WIA is WA. The sole managing member of WA is Mr. Redleaf. Mr. Kohler is a portfolio manager of WIPLP. HFRAM is the investment manager for RVA Combined Master Trust (“HFR-RVA”). HFRAM and WA have a trading manager agreement in place with respect to the common stock directly beneficially owned by HFR-RVA. Based on these relationships, these entities and individuals may be deemed to constitute a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act. The filing of the Schedule 13G is not an admission that WA, HFR-RVA, WIA, WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler are a group, or have agreed to act as a group. Mr. Kohler and Mr. Redleaf, WA, HFR-RVA, WIA, WIPLP, WIFLP and WIFLTD each disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest in such shares. WIPLP directly owns 781,287 shares of common stock, which includes (i) 580,063 shares of common stock, and (ii) 201,224 shares of common stock issuable upon exercise of warrants. As a result of these relationships, each of WA, WIA, WIFLP, WIFLTD and Messrs. Redleaf and Kohler may be deemed to possess indirect beneficial ownership of the shares of common stock held by WIPLP. Mr. Kohler and Mr. Redleaf, WA, WIA, WIPLP, WIFLP and WIFLTD each disclaim indirect beneficial ownership of such shares of common stock except to the extent of their pecuniary interest in such shares. Mr. Redleaf directly owns 128,803 shares of common stock. Mr. Kohler directly owns 40,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of warrants. Mr. Redleaf has sole power to vote 128,803 shares of our common stock directly owned by him. Mr. Kohler has sole power to vote 60,000 shares of our common stock directly owned by him. WA, HFR-RVA, WIA, WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler have shared voting power with respect to 981,172 shares of our common stock. Mr. Redleaf has sole power to direct the disposition of 128,803 shares of our common stock directly owned by him. Mr. Kohler has sole power to direct the disposition of 60,000 shares of our common stock directly owned by him. WA, HFR-RVA, WIA, WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler have shared power to direct the disposition of 981,172 shares of our common stock. The number of shares reported herein as beneficially owned by Messrs. Redleaf and Kohler includes the securities held by WIPLP. The address of this shareholder is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.

(10) Includes 201,224 shares purchasable by WIPLP upon the exercise of warrants.

(11) As set forth in Schedule 13G filed with the SEC by Perkins Capital Management, Inc. on January 12, 2007. The Schedule 13G reports that these shares are owned by investment advisory clients of Perkins Capital Management. The Schedule 13G reports that these shares represent 399,297 shares over which such entity has sole voting power and 874,311 shares over which such entity has sole dispositive power. The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(12) Includes 105,230 shares purchasable upon the exercise of warrants.

(13) Includes 201,224 shares purchasable by WIPLP and 20,000 shares purchasable by Mr. Kohler upon the exercise of warrants.

(14) Mr. McGowan, a member of our board of directors, has a business relationship with Granite Partners, L.L.C. such that he may be deemed to be the indirect beneficial owner of the securities held by such entity. The number of shares reported herein as beneficially owned by Mr. McGowan includes the securities held by Granite Partners. The address of this shareholder is 308 E. Pennbrook Circle, Sioux Falls, SD 57108.

(15) Includes 15,128 shares owned by Granite Partners, 170,215 shares purchasable by Granite Partners upon the exercise of warrants and 60,000 shares purchasable by Mr. McGowan upon the exercise of options.

(16) Includes 296,333 shares purchasable by Mr. Cary upon the exercise of options.

(17) Includes 6,400 shares purchasable by Mr. Rowland upon the exercise of warrants and 45,000 shares purchasable by Mr. Rowland upon the exercise of options.

(18) Represents shares purchasable upon the exercise of options.

(19) Includes 4,308 shares purchasable by Mr. Senske upon the exercise of warrants and 60,000 shares purchasable by Mr. Senske upon the exercise of options.

(20) Includes 45,000 shares purchasable by Mr. Gilbertson upon the exercise of options.

(21) Includes 40,000 shares purchasable by Ms. Underwood upon the exercise of options.

(22) Although Mr. Bauer is named in the summary compensation table below and therefore appears in this table, his employment with our company ceased on August 11, 2006.

(23) Although Mr. Hughes is named in the summary compensation table below and therefore appears in this table, his employment with our company ceased on July 18, 2006.

(24) Includes securities held by Brewing Ventures, Mr. Pew’s spouse, trusts for the benefit of Mr. Pew’s grandchildren, and Granite Partners.

(25) Includes 180,923 shares purchasable upon the exercise of warrants and 1,081,333 shares purchasable upon the exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Steven J. Wagenheim(1)	53	President, Chief Executive Officer and Director of Granite City	President, Chief Executive Officer and Director	1997
James G. Gilbertson(1)(2)	46	Executive Consultant	Director	1999
Eugene E. McGowan(1)(3)(4)	71	President and Chief Executive Officer of The McGowan Group	Director	2003
Arthur E. Pew III(3)(4)	74	Private Investor	Director	1997
Dermot F. Rowland(2)(4)	70	Private Investor	Director	2004
Bruce H. Senske(1)(2)(3)	52	Vice President of Distribution of U.S. Oil Co., Inc. and Managing Director and Co-Founder of Genoa Business Advisors LLC	Lead Director	1999

       (1) Member of the executive committee.

       (2) Member of the audit committee.

       (3) Member of the compensation committee.

       (4) Member of the corporate governance and nominating committee.

Business Experience

Steven J. Wagenheim, President, Chief Executive Officer and one of our directors, is also one of our founders. Mr. Wagenheim has over 25 years of hospitality industry experience as corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as the Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.

James G. Gilbertson became one of our directors in November 1999. Mr. Gilbertson currently serves as an executive consultant to businesses in the Twin Cities area. From December 2005 to June 2007, Mr. Gilbertson served as Vice President, Business Development and Cable Distribution for ValueVision Media, Inc., an integrated direct marketing company that sells its products directly to consumers through television, the internet and direct mail. From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of music, software, video games, interactive CD-ROM products and DVD videos. From January 2003 to July 2005, Mr. Gilbertson also served on the board of directors of Navarre Corporation. Mr. Gilbertson held various positions at iNTELEFILM Corporation, an entity engaged in television commercial production, from July 1992 through January 2001, including serving as Co-President from August 2000 through January 2001, Chief Operating Officer from April 1996 through January 2001, and Chief Financial Officer from July 1992 through December 1999. Mr. Gilbertson served as a Chief Operating Officer of Harmony Holdings, Inc., a corporation involved in the production of television commercials, music videos and related media, from April 1998 through January 2001. He also served as Chief Executive Officer, President and a director of webADTV.com, Inc., a corporation involved in Internet enabling the advertising campaign process, from January 2000 through January 2001.

Eugene E. McGowan became one of our directors in January 2003. Since 2001, Mr. McGowan has been President and Chief Executive Officer of The McGowan Group, a private equity company that invests in early to mid-stage regional companies. In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices.

Arthur E. Pew III became one of our directors in August 1997. Retired since 1990, Mr. Pew served as a director of the Pew Charitable Trusts and the Glenmede Trust Company, N.A., both in Philadelphia, Pennsylvania, from October 1996 to March 2005. Mr. Pew owned several Champps Americana restaurants from 1989 to 1996.

Dermot F. Rowland founded Timber Lodge Steakhouse, Inc. and served as its Chairman of the Board, Chief Executive Officer, Treasurer and one of its directors from 1989 to 1998. Prior to forming Timber Lodge, Mr. Rowland was involved in the formation and management of Homestyle Buffets, Inc. He co-founded Homestyle in 1986 and served as its Chairman of the Board, President and Chief Executive Officer until 1991. From 1973 to 1986, Mr. Rowland served as President of Rowland Companies, Inc., and its subsidiary, Diversified Construction Company, a general contractor. In such capacity, he assisted in site selection, architectural planning and design, and was responsible for the development of various building projects, including restaurants for chains such as Buffets, Inc., Godfather Pizza and Red Lobster.

Bruce H. Senske became one of our directors in November 1999 and our Lead Director in May 2007. Over the last eight years, he has been part of the senior management teams of more than 15 businesses. Mr. Senske is currently Vice President of Distribution of U.S. Oil Co., Inc. and Managing Director and co-founder of Genoa Business Advisors LLC, a management advisory firm, advising mid-market companies in the areas of operations, finance and organizational design and development. Between June 2001 and January 2003, Mr. Senske was a Managing Director and co-founder of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition. From June 1998 until May 2001, Mr. Senske was a Managing Partner at Manchester Companies, a private investment and management-consulting firm formed in 1993. From September 1999 to September 2000, he served as Interim Chief Executive Officer of Telident, Inc., a NASDAQ company which designed, manufactured and marketed proprietary hardware and software systems to provide the exact location of a 911 telephone call. Mr. Senske served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of U-Ship, Inc., a NASDAQ company, from January 1993 to June 1998. Prior to 1998, Mr. Senske was Vice President of Strategic Marketing and Product Planning at Vocam Systems, Inc., a manufacturer of transportation management software systems, which became of division of the Pitney Bowes Company in

1990. In addition, Mr. Senske spent eight years with US Bank leaving there in the capacity of Senior Vice President of Commercial Lending.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held six meetings in fiscal year 2006. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he or she served.

The board is comprised of a majority of “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. The independent directors are identified by name in the “Independent Directors” column of the chart that appears below within the subsection captioned “Committees.” Our board determined that the guaranty fee we paid to Mr. Pew during fiscal year 2006, which is described below under the caption “Certain Relationships and Related Transactions,” did not prevent it from reaching a determination that Mr. Pew is independent. Steven J. Wagenheim, our President and Chief Executive Officer, is not an independent director. William E. Burdick, who served as one of our directors and as our brewmaster through January 2006, was not an independent director.

The independent members of the board meet in executive session at each regular meeting of the board, with no members of management present. The non-management members of the board have designated a non-management director, Bruce H. Senske, as Lead Director. Our Lead Director maintains an active, ongoing and collaborative relationship with our Chairman and Chief Executive Officer. He schedules and presides at executive sessions of our independent directors and gives our Chairman and Chief Executive Officer feedback on the matters discussed. He participates with the Chairman and Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items. He also provides a supplemental channel for communications between board members and the Chairman and Chief Executive Officer.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Committees

The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of the executive committee, each committee consists solely of members who are “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive	Independent Directors
Steven J. Wagenheim							X
James G. Gilbertson	X	(1)					X	X
Eugene E. McGowan			X	(1)	X		X	X
Arthur E. Pew III			X		X			X
Dermot F. Rowland	X				X	(1)		X
Bruce H. Senske	X		X				X	X
William E. Burdick(2)

       (1) Denotes committee chairperson.

       (2) Mr. Burdick served as a director and as our brewmaster through January 2006.

Each of the audit committee, compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Chief Financial Officer at Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. The committee receives materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the audit committee are Messrs. Gilbertson, Rowland and Senske. Each member of our audit committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our board of directors has determined that James G. Gilbertson is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

The audit committee is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company’s financial statements, including the integrity of our company’s financial statements, (2) our company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of our company’s independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company’s annual proxy statement. The audit committee met three times during fiscal year 2006.

Audit Committee Report

Our audit committee has:

•       reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 26, 2006;

•       discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•       received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. its independence.

Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2006 for filing with the SEC.

/s/ James G. Gilbertson, Chairman
/s/ Dermot F. Rowland
/s/ Bruce H. Senske
The Audit Committee

Compensation Committee Matters

The members of the compensation committee are Messrs. McGowan, Pew and Senske. Each member of our compensation committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the IRS.

The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our company’s executives, producing a report on executive compensation for inclusion in our company’s annual proxy statement, and overseeing and advising the board on the adoption of policies that govern our company’s compensation programs, including stock and benefit plans.

Compensation Committee Procedures

The compensation committee’s specific duties and responsibilities are to:

•       Review the competitiveness of our company’s executive compensation programs to ensure (a) the attraction and retention of executive officers, (b) the motivation of executive officers to achieve our company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our company’s shareholders.

•       Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

•       Oversee an evaluation of the performance of the company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

•       Review and approve Chief Executive Officer goals and objectives, evaluate Chief Executive Officer performance in light of these corporate objectives, and set Chief Executive Officer compensation consistent with company philosophy. The Chief Executive Officer may not be present during deliberations or voting concerning the Chief Executive Officer’s compensation.

•       Review and approve employment agreements for executive officers.

•       Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the board, the committee will act on behalf of the board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

•       Review periodic reports from management on matters relating to our company’s personnel appointments and practices.

•       Produce an annual report of the compensation committee on executive compensation for our company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.

•       Regularly review and make recommendations about changes to the charter of the committee.

•       Obtain or perform evaluations of the committee’s performance and make applicable recommendations.

The compensation committee met three times during fiscal year 2006. In addition, the committee took several actions by written consent during fiscal year 2006. Actions taken at a meeting or in writing during fiscal year 2006 included:

•       Award of a merit bonus to our Chief Executive Officer based on 2005 performance;

•       Adoption of a compensation plan for our Chief Executive Officer for fiscal year 2006;

•       Grants of stock options under the 2002 Equity Incentive Plan;

•       Entry into an employment agreement with our Chief Financial Officer; and

•       Authorization of a quarterly cash bonus program.

The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

Our Chief Executive Officer assists the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Mr. Wagenheim assists with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Mr. Wagenheim also assists the committee by identifying employees eligible for equity awards.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are identified below under “Compensation Committee Report.” None of the members was an officer or employee of Granite City Food & Brewery Ltd. during fiscal year 2006 or in any prior year and none of the members had any relationship requiring disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears herein. Based on such review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our 2006 Annual Report on Form 10-K and this proxy statement on Schedule 14A.

The name of each person who serves as a member of the Committee is set forth below.

Respectfully submitted,
/s/ Eugene E. McGowan, Chairman
/s/ Arthur E. Pew III
/s/ Bruce H. Senske
The Compensation Committee

Corporate Governance and Nominating Committee Matters

The members of the corporate governance and nominating committee are Messrs. McGowan, Pew and Rowland. Each member of our corporate governance and nominating committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market.

The corporate governance and nominating committee is responsible for monitoring the implementation, operation and adequacy of our corporate governance guidelines, overseeing the board’s annual reviews of director independence and the board’s performance, overseeing the board’s processes for evaluation of management, identifying, reviewing and evaluating candidates for election as director, advising the board with respect to other matters relating to its governance, and carrying out such other tasks as the board may from time to time delegate to the committee. The corporate governance and nominating committee did not meet during fiscal year 2006.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

The committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the corporate governance and nominating committee, care of the Corporate Controller and Assistant Secretary, at the principal executive office of Granite City Food & Brewery Ltd.:

(1)         The name of the person recommended as a director candidate;

(2)         All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)         The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)         As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)         A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2008 Annual Meeting.”

Minimum Qualifications

The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Executive Committee Matters

In May 2007, our board of directors elected an executive committee consisting of three “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and our Chief Executive Officer. Specifically, Bruce H. Senske, Eugene E. McGowan, James G. Gilbertson and Steven J. Wagenheim were elected by the board of directors to serve on the executive committee. When the board of directors is not in session, the executive committee has all power vested in the board of directors by law, by the Articles of Incorporation, or by the Bylaws. The executive committee reports at the next regular or special meeting of the board of directors all action which the executive committee may have taken on behalf of the board since the last regular or special meeting of the board. The executive committee did not meet during fiscal year 2006.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to

Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors, including our Lead Director, may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All of our directors attended the 2006 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

In March 2005, the compensation committee authorized a compensation arrangement with non-employee directors. Such arrangement addresses (1) annual retainer, (2) board meeting fees, (3) committee meeting fees, and (4) stock option awards. Until May 2007, non-employee directors received (1) an annual retainer of $6,000, paid quarterly on the first day of each quarter, (2) $500 per meeting for attending board meetings and the annual meeting of shareholders (or $250 per meeting for attendance telephonically), and (3) $250 per meeting for attending committee meetings (whether in person or telephonically).

In May 2007, upon the recommendation of the compensation committee, our board of directors authorized revised cash compensation for non-employee directors. Effective May 2, 2007, non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. Our Lead Director receives an additional annual retainer of $5,000. The Chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The Chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.

Until July 2007, non-employee directors also received automatic awards of stock options for the purchase of 15,000 shares of common stock per year under the 1997 Director Stock Option Plan (the “DSOP”). Effective July 2007, awards may no longer be made under the DSOP. Our board of directors sought to bridge the gap in equity compensation for non-employee directors between the expiration of the DSOP and the adoption of any future equity plan for non-employee directors. As a result, on May 2, 2007, upon the recommendation of the compensation committee, our board resolved that awards of stock options for the purchase of 15,000 shares of common stock per year should continue to be made to each non-employee director on the anniversary of his election to the board under the 2002 Equity Incentive Plan (when the DSOP is no longer available for such purpose). The board further resolved that such awards are to have the same terms and conditions as those made under the DSOP; provided, however, that they are to be exercisable for a period of ten years rather than five years. The compensation committee is presently evaluating alternative means of providing equity awards to non-employee directors.

Director Compensation

Compensation of our directors during 2006 appears in the following table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
James G. Gilbertson	9,500	33,686	0	43,186
Eugene E. McGowan	9,500	33,733	0	43,233
Arthur E. Pew III	9,500	33,315	7,000	42,815
Dermot F. Rowland	9,250	28,026	0	37,276
Bruce H. Senske	10,500	33,686	0	44,186
William E. Burdick(c)	0	305	0	305

   (a) Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 for outstanding stock options in accordance with FAS 123R. Our non-employee directors held the following unexercised options at fiscal year end 2006:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James G. Gilbertson	15,000 15,000 15,000 —	— — — 15,000	4.00 5.019 4.97 5.24	11/26/2008 11/26/2009 11/26/2010 11/26/2011
Eugene E. McGowan	15,000 15,000 15,000 —	— — — 15,000	2.27 3.98 4.90 4.74	1/1/2008 1/1/2009 1/1/2010 1/1/2011
Arthur E. Pew III	15,000 15,000 15,000 15,000 —	— — — — 15,000	1.26 2.161 4.25 5.00 4.00	8/18/2007 8/18/2008 8/18/2009 8/18/2010 8/18/2011
Dermot F. Rowland	15,000 15,000 —	— — 15,000	4.91 3.41 4.16	5/27/2009 5/27/2010 5/27/2011
Bruce H. Senske	15,000 15,000 15,000 15,000 —	— — — — 15,000	1.60 4.00 5.019 4.97 5.24	11/26/2007 11/26/2008 11/26/2009 11/26/2010 11/26/2011
William E. Burdick	—	—	N/A	N/A

  (b) Represents $1,000 per month fee paid over the course of seven months to Mr. Pew pursuant to a loan guarantee involving our Fargo restaurant. Further information on such fee appears in “Certain Relationships and Related Transactions.”

   (c) Mr. Burdick, who served as a director and as our brewmaster through January 2006, earned cash compensation for his service as our brewmaster of $38,077 and $4,333 for a car allowance during 2006. Such amounts do not appear in the foregoing table because they were not paid to Mr. Burdick in consideration of his service to our company as a director. Mr. Burdick forfeited options to purchase

10,000 shares of common stock after his termination date. Had such options not been forfeited, we would have recognized $9,279 in expense for financial statement reporting purposes for such stock options with respect to fiscal year 2006 in accordance with FAS 123R.

Fiscal Year 2006 Director Option Exercises

On November 17, 2006, William E. Burdick, one of our former directors, exercised (a) a stock option for the purchase of 20,000 shares of common stock at an aggregate exercise price of $80,000, (b) a stock option for the purchase of 9,000 shares of common stock at an aggregate exercise price of $14,850, (c) a stock option for the purchase of 15,000 shares of common stock at an aggregate exercise price of $36,750 and (d) a stock option for the purchase of 10,000 shares of common stock at an aggregate exercise price of $36,200. On the same date, the closing market price of our common stock on the NASDAQ Capital Market was $5.07 per share.

On November 22, 2006, Bruce H. Senske exercised a stock option for the purchase of 15,000 shares of common stock at an aggregate exercise price of $15,000. On the same date, the closing market price of our common stock on the NASDAQ Capital Market was $5.24 per share. On August 18, 2006, Arthur E. Pew III exercised a stock option for the purchase of 15,000 shares of common stock at an aggregate exercise price of $20,700. On the same date, the closing market price of our common stock on the NASDAQ Capital Market was $4.00 per share.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation committee is committed to an executive compensation philosophy that attracts and retains executive officers, motivates executive officers to achieve our company’s business objectives, and aligns the interests of key leadership with the long-term interests of our company’s shareholders. The current objectives of our compensation program are to pay compensation at or above market level for the industry, and to link pay to performance by encouraging executive officers to focus on sales, income from operations, expense control and earnings per share.

Setting Executive Compensation

Executive compensation is intended to support our company’s performance goals. Accordingly, the committee believes that a high percentage of compensation should be tied to the performance of our company and the individual’s contribution to our company’s performance. This philosophy is illustrated by the committee’s practice of tying annual incentive compensation to our company’s key metrics.

The committee endeavors to set total compensation, including base salary, annual incentive compensation and equity incentives, at or above market level for the industry to attract top management during our company’s early growth years. In making its compensation decisions, the committee periodically references guides published by the National Restaurant Association for data on salary and benefit practices within the restaurant industry. In addition, the committee in 2006 engaged HCE Hospitality Compensation Exchange to provide benchmarks for base salary, cash bonuses and total compensation for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The companies used for benchmarking purposes were Ark Restaurants Corp., Bertucci’s Corp., BJ’s Restaurants, Inc., Bubba Gump Shrimp Co. Restaurants, Inc., Cameron Mitchell Restaurants, LLC, Elephant & Castle Group, Inc., Fired Up, Inc., Fox Restaurant Concepts, Grill Concepts Inc., J. Alexander’s Corp., Kona Grill, Margaritas Management Group, Max & Erma’s Restaurants, Inc., Ram International, Smith and Wollensky Restaurant Group, and Tumbleweed Inc. The committee benchmarks total compensation at or above the average for this peer group.

The committee generally commences its review of compensation for our executive officers during the fourth quarter of each year with the final determination of base salary, annual incentive compensation and equity incentives in April of each year. Changes in annual base compensation, if any, may be implemented retroactive to the beginning of the fiscal year following completion of our audited financial statements for the prior fiscal year and the filing of such financial statements on Form 10-K. By April 2008, the committee intends to have the compensation of each named executive officer on the same review cycle.

Compensation Policies

Employment Agreements:   We have entered into employment agreements with our Chief Executive Officer and our Chief Financial Officer. We had an employment agreement with our former Chief Financial Officer. Based on the analysis of senior executive compensation practices in the food service industry and other relevant executive compensation factors and trends, the committee believes that employment agreements are customary at this level of leadership. Each of these agreements is described in detail in the narrative following “Potential Payments upon Termination or Change in Control.” We have not entered into employment agreements with any other employees.

Change-in-Control Agreements:   The above-referenced employment agreements contain provisions related to a change-in-control of our company. Each of these agreements is described in detail in the narrative following “Potential Payments upon Termination or Change in Control.” In addition, our 2002 Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. We do not maintain any other change-in-control policies or plans.

Severance Policy:   The above-referenced employment agreements contain provisions related to severance payments upon termination of employment. Each of these agreements is described in detail in the narrative following “Potential Payments upon Termination or Change in Control.” We do not maintain any other severance policies or plans.

Recoupment Policy Relating to Unearned Incentive Compensation:   It is the committee’s policy to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, our company may seek to recover any amount determined to have been inappropriately received by the individual executive.

The employment agreement with our Chief Executive Officer provides that the board may require reimbursement of any incentive compensation previously paid if our Chief Executive Officer breaches certain provisions of his employment agreement, or if our Chief Executive Officer becomes obligated to disgorge to or reimburse our company for any compensation paid or payable to him by reason of the application of Section 304 of the Sarbanes-Oxley Act of 2002. This employment agreement is described in detail in the narrative following “Potential Payments upon Termination or Change in Control.”

Impact of Tax and Accounting Treatment on Compensation Decisions:   The committee makes every reasonable effort to ensure that all compensation paid to our executive officers is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy. Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other executive officers that are most highly compensated. They are identified in the Summary Compensation Table below. We have not had any deductions limited by Section 162(m) of the Internal Revenue Code to date.

Guarantee Fees:   In March 2004, our board agreed to compensate our Chief Executive Officer for his personal guaranties of certain equipment loans. During 2006, we accrued $30,708 of such fees and paid $15,000 of such fees. In August 2006, our board agreed to compensate our Chief Executive Officer for his personal guaranty of certain equipment lease financing. During 2006, we accrued $5,768 of such fees, none of which had been paid as of fiscal year end. The committee does not consider such guarantee fees in setting our Chief Executive Officer’s compensation as these fees are not considered to be compensation to our Chief Executive Officer for his services to our company as an employee.

Components of Executive Officer Compensation

Base Salary.   Executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer’s responsibilities, role in the organization, experience level, and contributions to the success of our company. The committee sets base salaries for the executive officers at or above market level for the industry based on our benchmarking data.

Pursuant to the terms of our employment agreement with our Chief Executive Officer, the committee reviews his performance and base salary level each year. The committee has the sole discretion to increase (but not decrease) his base salary. Pursuant to the terms of our employment agreement with our Chief Financial Officer, the board has the sole discretion to increase (but not decrease) his base salary. The committee makes base salary adjustments for the other executive officers based on the recommendation of our Chief Executive Officer.

Annual Incentive Compensation.   Executive officers receive annual incentive compensation to reward achievement of our key financial performance goals. These annual key financial performance goals are sales, store-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to the board for review. Annual incentive compensation is paid in cash. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data.

Annual incentive compensation for executive officers during 2006 was paid in accordance with a senior management bonus plan. The amount of annual incentive compensation paid to our Chief Executive Officer and our Chief Financial Officer is computed in accordance with procedures set forth in their employment agreements. The senior management bonus plan provides for quarterly bonuses based on our company’s financial performance, within minimum and maximum ranges. The specific ranges applicable to our named executive officers for 2006 appear below in the table under the caption “Grants of Plan-Based Awards.” In addition, the 2007 ranges applicable to our named executive officers appear below in the narrative following “Potential Payments upon Termination or Change in Control.” The bonus payouts are based on year-to-date metrics tied to the annual operating budget approved by the board. Fifty percent of the quarterly bonuses paid to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are held in reserve, subject to verification of our company’s performance after audited financial results become available. We intend to use this methodology for all executive officer annual incentive compensation during 2007.

In addition to the annual incentive compensation paid pursuant to the terms of his employment agreement, the committee paid our Chief Executive Officer a merit bonus in recognition of his role in our company’s performance during 2005. Our Chief Executive Officer, also the founder of our company, received no base salary for a number of years. This merit bonus was intended to reflect our company’s performance during 2005 and begin to bring his total compensation in line with other Chief Executive Officers in the industry.

Stock Option Awards.   The committee grants stock options to provide additional incentives to maximize our company’s share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual’s position within our company, time at our company, and contributions to our company’s performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time. During 2006, we granted stock options to our Chief Executive Officer and our Chief Financial Officer in accordance with their employment agreements. Other stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

Perquisites and Other Personal Benefits

We provide the named executive officers with certain perquisites and other personal benefits. These perquisites and other personal benefits include a car allowance, health care and life insurance, and long term disability insurance. During 2006, we also paid certain moving expenses of our Chief Financial Officer. Further, under his employment agreement, our Chief Financial Officer receives a life insurance benefit at a level in excess of that generally available to our salaried employees. The committee believes the perquisites and other personal benefits of our executive officers are standard for the industry.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for fiscal year 2006:

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2006	275,000	375,936	87,840	15,760	754,536
President and Chief Executive Officer
Peter P. Hausback	2006	79,739	283,985	14,588	22,097	400,409
Chief Financial Officer(e)
Timothy R. Cary	2006	214,623	62,342	65,880	11,305	354,150
Chief Operating Officer
Monica A. Underwood	2006	112,452	17,045	18,300	—	147,797
Corporate Controller
Daniel H. Bauer	2006	151,799	—	40,313	2,352	194,464
Former Chief Financial Officer(f)
James H. Hughes	2006	114,983	—	—	6,116	121,099
Former Senior Vice President, Operations (g)

        (a) As of April 2007, the named executive officers set forth above who continue to be employed by our company had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Hausback, $215,000; Mr. Cary, $225,000; Ms. Underwood, $118,500.

       (b) Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 for outstanding stock options in accordance with FAS 123R. The assumptions made in the valuation are those set forth in the “Stock Option Plans” note to our consolidated financial statements. The named executive officers who were not serving as executive officers of our company at fiscal year end 2006, Messrs. Bauer and Hughes, forfeited options to purchase 175,000 shares of common stock and 60,000 shares of common stock, respectively, 90 days after their termination dates. Had such options not been forfeited, we would have recognized $183,269 and $33,512, respectively, in expense for financial statement reporting purposes for such stock options with respect to fiscal year 2006 in accordance with FAS 123R.

        (c) Represents annual incentive compensation earned under our senior management bonus plan. Awards under this plan are paid in the year following the year in which they are earned. Further information regarding such plan appears in Compensation Discussion and Analysis.

       (d) Unless otherwise reported in this footnote, these amounts represent car allowances. Mr. Hausback’s entry also includes (1) the reimbursement of moving expenses in the amount of $20,000 and (2) $562 in life insurance premiums paid under his employment contract that provide a life insurance benefit in excess of that generally available to our salaried employees.

        (e) Mr. Hausback joined our company as Chief Financial Officer in August 2006.

          (f) Mr. Bauer resigned as our Chief Financial Officer in August 2006. Under his employment agreement, Mr. Bauer received a pro-rated amount of his non-equity incentive plan compensation.

        (g) Mr. Hughes resigned as our Senior Vice President, Operations in July 2006.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards made in fiscal year 2007 for fiscal year 2006 performance and equity incentive plan awards granted in fiscal year 2006 to our named executive officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	Underlying	Option	Awards
Name	Grant Date	($)	($)	($)	Options (b)	Awards	($) (c)
Steven J. Wagenheim	2/22/06	39,600	120,000	167,400	100,000	4.23	279,000
Peter P. Hausback	8/14/06	24,750	75,000	104,625	175,000	3.99	484,750
Timothy R. Cary	—	29,700	90,000	125,550	—	—	—
Monica A. Underwood	—	8,250	25,000	34,875	—	—	—
Daniel H. Bauer	—	24,750	75,000	104,625	—	—	—
James J. Hughes	—	8,250	25,000	34,875	—	—	—

        (a) Represents amounts that could have been paid under our senior management bonus plan for services rendered during fiscal year 2006. The threshold entries reflect the minimum dollar amount that would have been paid for a certain level of performance under the plan. Had such performance not been attained, dollar amounts would not have been earned under our senior management bonus plan. The actual amounts earned during fiscal year 2006, and paid in 2007, are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Hausback’s estimated possible payouts under non-equity incentive plan awards set forth above assume full-year employment. Mr. Hausback, who joined our company in August 2006, received a pro-rated amount of such non-equity incentive plan compensation.

       (b) These ten-year options were granted under our 2002 Equity Incentive Plan. The option granted to Mr. Wagenheim vested in full on December 31, 2006. The option granted to Mr. Hausback vested as to three-sevenths of the shares purchasable thereunder on August 14, 2006, vests as to five-sevenths of the shares purchasable thereunder on August 14, 2007, and vests in full on August 14, 2008.

        (c) Represents the grant date fair value of each such stock option computed in accordance with FAS 123R.

The material terms of the employment agreements of our Chief Executive Officer and Chief Financial Officer are set forth below in the narrative following “Potential Payments upon Termination or Change in Control.” Discussion regarding salaries, non-equity incentive compensation and total compensation appears above in Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year end 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	20,000	(a)	—	4.00	12/14/2009
	25,000	(b)	—	1.65	12/30/2011
	30,000	(c)	—	2.45	2/11/2013
	37,500	(d)	12,500	3.62	10/24/2013
	75,000	(e)	75,000	4.31	3/15/2015
	—	(f)	100,000	4.23	2/22/2016
Peter P. Hausback	75,000	(g)	100,000	3.99	8/14/2016
Timothy R. Cary	120,000	(c)	—	4.00	10/8/2010
	63,000	(b)	—	1.65	12/26/2011
	30,000	(c)	—	2.45	2/11/2013
	37,500	(d)	12,500	3.62	10/24/2013
	16,667	(h)	33,333	4.31	3/15/2015
Monica A. Underwood	2,500	(b)	—	1.65	12/26/2011
	20,000	(c)	—	2.45	2/11/2013
	7,500	(d)	2,500	3.62	10/24/2013
	5,000	(h)	10,000	4.31	3/15/2015
Daniel H. Bauer	—		—	N/A	N/A
James J. Hughes	—		—	N/A	N/A

        (a) This option is exercisable for one-half of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

       (b) This option is exercisable in full on the date of grant.

        (c) This option is exercisable for one-fourth of the shares purchasable thereunder on the date of grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

       (d) This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

        (e) This option is exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

          (f) This option is exercisable in full on December 31, 2006.

        (g) This option is exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

       (h) This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options by our named executive officers at fiscal year end 2006:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)
Steven J. Wagenheim	—	—
Peter P. Hausback	—	—
Timothy R. Cary	—	—
Monica A. Underwood	20,000	54,800
Daniel H. Bauer	—	—
James J. Hughes	12,116	78,000

        (a) The value realized on exercise is calculated using the market price of our common stock at the time the option exercise is executed.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The committee believes that the triggering events for Mr. Hausback, set forth in his employment agreement, are in line with current compensation trends. The triggering events for Mr. Wagenheim were determined during the negotiation of his employment agreement in 2005, and will be revisited when his agreement is renegotiated. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 26, 2006, and a stock price of $5.10 per share, which was the price of one share of our common stock on December 26, 2006 (the last trading day of fiscal year 2006):

	Steven J. Wagenheim	Peter P. Hausback	Timothy R. Cary	Monica A. Underwood	Daniel H. Bauer	James J. Hughes
Involuntary Termination without Cause, or Voluntary Termination for Good Reason, not upon a Change in Control
Severance/Salary Continuation	$—	$215,000	$—	$—	$—	$—
COBRA Continuation Payments	—	11,290	—	—	—	—
Total:	$—	$226,290	$—	$—	$—	$—
Involuntary or Good Reason Termination within 12 months following Change in Control
Severance	$412,500	$215,000	$—	$—	$—	$—
COBRA Continuation Payments	11,290	11,290	—	—	—	—
Gain on Accelerated Stock Options	38,250	111,000	31,271	7,650	—	—
Total:	$462,040	$337,290	$31,271	$7,650	$—	$—
Change in Control
Gain on Accelerated Stock Options	$38,250	$111,000	$31,271	$7,650	$—	$—
Total:	$38,250	$111,000	$31,271	$7,650	$—	$—

Employment Agreement with Steven J. Wagenheim

In June 2005, we entered into a three-year employment agreement with Steven J. Wagenheim, our President and Chief Executive Officer, who is also a director of our company. The agreement provided for a minimum base salary of $225,000, commencing January 1, 2005. In February 2006, we amended the compensatory arrangements under the agreement to provide for an annual base salary of $275,000, commencing January 1, 2006. In April 2007, we amended the compensatory arrangements under the agreement to provide for an annual base salary of $300,000, commencing April 1, 2007. Any salary increase for 2008 will be reviewed at a later date by our compensation committee, which will assess officer and company performance during 2007, with any future increase to be effective April 1, 2008.

The agreement establishes performance metrics for incentive cash compensation based on our annual business plan, whereby the amount of achievement against each objective will determine the level of incentive cash compensation. Such metrics are divided into four categories: (1) sales, (2) store-level EBITDA, (3) general and administrative cost control, and (4) earnings per share. In 2006, Mr. Wagenheim received cash incentive compensation of $87,840. Depending upon performance, Mr. Wagenheim’s cash incentive compensation for 2006 could have ranged from $39,600 for performance that achieved minimum performance on all measures, to $120,000 for performance that achieved 100% of target performance on all measures, to $167,400 for performance that achieved substantially more than target performance on all measures. For 2007, Mr. Wagenheim’s cash incentive compensation could range from $46,200 for performance that achieves minimum performance on all measures, to $140,000 for performance that achieves 100% of target performance on all measures, to $197,400 for performance that achieves substantially more than target performance on all measures. Mr. Wagenheim’s performance is assessed pursuant to the foregoing measures on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation. Incentive cash compensation for 2008 will be reviewed by our compensation committee at a later date as the annual business plan is approved by the board.

Mr. Wagenheim’s employment agreement provides that upon his involuntary termination without cause within 12 months following a change in control of our company, as defined in the agreement, or Mr. Wagenheim’s voluntary termination for good reason in anticipation of a change in control, he would be entitled to receive severance pay equal to 18 months of salary. In addition, we would be obligated to pay on Mr. Wagenheim’s behalf the premiums applicable to his continuation of health and dental insurance benefits that he elects under COBRA, for up to 12 months. The employment agreement and the 2002 Equity Incentive Plan also provide that such termination would cause the immediate vesting of any unvested stock options then held by Mr. Wagenheim. Furthermore, Mr. Wagenheim has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noncompetition and nonrecruitment provisions during the term of his employment and for a period of one year thereafter.

Employment Agreement with Peter P. Hausback

In August 2006, we entered into an at-will employment agreement with Peter P. Hausback that provides for Mr. Hausback to serve as our Chief Financial Officer and Principal Accounting Officer, commencing August 14, 2006. The agreement provides for a minimum annual base salary of $215,000. Mr. Hausback is also eligible to participate in any performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee after reasonable consultation with Mr. Hausback. In 2006, Mr. Hausback received cash incentive compensation of $14,588. Depending upon performance, Mr. Hausback’s cash incentive compensation for 2006 could have ranged from $24,750 for performance that achieved minimum performance on all measures, to $75,000 for performance that achieved 100% of target performance on all measures, to $104,625 for performance that achieved substantially more than target performance on all measures. Mr. Hausback’s estimated possible payouts under non-equity incentive plan awards set forth above assumes full-year employment. Mr. Hausback joined our company in August 2006 and as a consequence, received a pro-rated amount of non-equity incentive plan compensation. For 2007, Mr. Hausback’s cash incentive compensation could range from $24,750 for performance that achieves minimum performance on all measures, to $75,000 for performance that achieves 100% of target performance on all measures, to $106,875 for performance that achieves substantially more than target performance on all measures. Pursuant to his employment agreement, however, the extent of Mr. Hausback’s participation in the annual incentive compensation plan for 2007 will be up to $75,000. Mr. Hausback’s performance is assessed pursuant to the foregoing measures on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation. Incentive cash compensation for 2008 will be reviewed by our compensation committee at a later date as the annual business plan is approved by the board.

Mr. Hausback’s employment agreement provides that a severance payment equal to 12 months of base salary (and a pro-rata portion of any bonus as of the date of termination) will be made if his employment is terminated in connection with a change in control, by our company without cause, or by the officer for good reason, including, but not limited to, a reduction of the officer’s compensation; a reduction of authority and responsibility, a relocation of place of employment; or a breach of the employment agreement by our company. In addition to the foregoing severance payments, we have agreed to reimburse Mr. Hausback for medical (COBRA) benefits for the period covered by the severance payments. The 2002 Equity Incentive Plan also provides that such termination upon a change in control would cause the immediate vesting of any unvested stock options then held by Mr. Hausback. Furthermore, Mr. Hausback has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of two years thereafter.

Former Employment Agreement with Daniel H. Bauer

In August 2005, we entered into an at-will employment agreement with Daniel H. Bauer that provided for Mr. Bauer to serve as our Chief Financial Officer and Principal Accounting Officer. In August 2006, Mr. Bauer resigned as our Chief Financial Officer and Principal Accounting Officer. Mr. Bauer’s employment agreement contained terms substantially equivalent to those contained in Mr. Hausback’s employment agreement, including substantially the same severance benefits. Because Mr. Bauer’s severance benefits were not yet effective and because his employment was not terminated in connection with a change of control, by our company without cause, or by the officer for good reason, as defined, Mr. Bauer was ineligible for severance benefits upon the termination of his employment.

2002 Equity Incentive Plan

The 2002 Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

Other Named Executive Officer Participants in Annual Incentive Compensation Plan

For 2007, Timothy R. Cary’s cash incentive compensation could range from $33,000 for performance that achieves minimum performance on all measures, to $100,000 for performance that achieves 100% of target performance on all measures, to $141,000 for performance that achieves substantially more than target performance on all measures. For 2007, Monica A. Underwood’s cash incentive compensation could range from $8,250 for performance that achieves minimum performance on all measures, to $25,000 for performance that achieves 100% of target performance on all measures, to $35,625 for performance that achieves substantially more than target performance on all measures. Mr. Cary and Ms. Underwood’s performance is assessed pursuant to the measures described in our Compensation Discussion and Analysis on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation. Incentive cash compensation for 2008 will be reviewed by our compensation committee at a later date as the annual business plan is approved by the board.

PROPOSAL NO. 2
AMENDMENT TO 2002 EQUITY INCENTIVE PLAN

General

To provide us with the flexibility to issue stock options in the coming years, the board of directors previously adopted, and our shareholders previously approved, our 2002 Equity Incentive Plan. The board of directors initially reserved 600,000 shares of common stock for issuance under the plan as well as additional shares of common stock that become available for issuance under the plan each year, which number of shares equals the greater of (a) 80,000 or (b) 2.0% of the outstanding shares of common stock on January 1 of each year, or a lesser amount determined by a committee of the board of directors responsible for administering the plan. As a consequence of such automatic annual increases, the number of shares presently reserved for issuance under the plan is 1,826,264 shares. As of September 13, 2007, we had the following outstanding option awards: (a) options for 1,316,300 shares with a weighted-average exercise price of $4.40 per share held by employees, (b) an option for 15,000 shares with an exercise price of $4.53 per share held by a non-employee director, and (c) an option for 45,000 shares with an exercise price of $4.00 per share held by a consultant. As a result, 374,264 shares remained available for future awards. The number of shares currently available for awards under the plan has been determined by the board to be insufficient to meet the future anticipated needs of our company. Options and other possible forms of awards under the plan are expected to be an important incentive to attract, retain and motivate eligible participants in order to achieve our growth and profitability objectives. Independent of whether our shareholders approve this proposal, the number of shares reserved for issuance under the plan will continue to increase automatically every January 1 as provided therein. A general description of additional features of the plan is set forth below.

Description of the Plan

Purpose.   The purpose of the plan is to promote the long-term financial interest of our company and any related company by (a) attracting and retaining employees and other individuals providing services to our company, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants’ interests with those of our shareholders through compensation based on our company’s common stock.

Term.   The term of the plan shall be unlimited in duration. However, no incentive stock options may be granted under the plan on a date that is more than ten years from the earlier of (a) the effective date of the plan or (b) the date the plan is approved by our shareholders. Further, the plan may be terminated at any time, provided that such termination will not adversely affect awards then outstanding.

Administration.   The plan is administered by the compensation committee of our board of directors. The committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of common stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual’s retirement, disability, death, or other termination of employment or service; (f) to cancel or amend the terms of any award, (g) to interpret the plan, and (h) to delegate any of its powers to any member of the committee or to any other person. The committee may establish, amend and rescind any rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan. The committee may also grant awards as alternatives to or replacements of awards outstanding under the plan or any other plan or arrangement.

Eligibility.   All employees of our company or any subsidiary are eligible to receive incentive stock options pursuant to the plan. All (a) common law employees, prospective employees, or officers of our company or any subsidiary, (b) members of our board of directors, (c) consultants and advisors to our company, and (d) employees of any related company or business partner of our company are eligible to receive non-qualified stock options. As of September 13, 2007, we had approximately 2,372 employees and 5 non-employee directors who were eligible to receive awards under the plan.

Options.   When an option is granted under the plan, the committee, in its discretion, specifies the exercise price, the type of option to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant. However, with respect to any incentive stock option granted to a holder of more than 10% of our outstanding common stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. The fair market value of our common stock equals the closing price of our common stock as reported on the Nasdaq Global Market on the date the option is granted. For awards that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Internal Revenue Code), no more than 150,000 shares of common stock may be subject to such awards granted to any one individual during any one-calendar-year period. As of September 13, 2007, the closing price on the Nasdaq Global Market of our common stock was $4.26 per share.

The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the committee, but the term of any incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier’s check, our common stock valued at then fair market value and acceptable to the committee, or a combination of these methods. Except as otherwise provided by the committee, awards granted under the plan are nontransferable during the life of the optionee.

The committee determines the form of stock option agreements used for options granted under the plan. Such agreements govern the right of an optionee to exercise an option upon termination of employment or affiliation with our company during the life of an optionee and following an optionee’s death. The board of directors or the committee may impose additional or alternative conditions and restrictions on any type of option granted under the plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be deemed an incentive stock option under Section 422 of the Internal Revenue Code.

Restricted Stock and Performance Share Awards.   Grants of restricted stock may be made by the committee, subject to the terms and provisions of the plan, at any time and in such amounts as the committee shall determine. Each grant of restricted stock and/or the vesting thereof may be conditioned upon the completion of a specified period of service with our company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the committee may determine. Voting rights and rights to receive dividends shall be determined by the committee. The committee may designate awards as performance share awards conditioned on the achievement of one or more performance measures. If the committee determines that an award should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Internal Revenue Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries or business units of our company as specified by the committee in an award agreement, and which the committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a performance award shall be set forth in an award agreement entered into between our company and a participant.

Tax-Offset Payments.   Grants of tax-offset payments may be made by the committee in its discretion subject to the terms and provisions of the plan. Tax-offset payments shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Tax-offset payments shall be paid solely in cash.

Compliance with Section 409A of the Internal Revenue Code.   Notwithstanding anything in the plan to the contrary, any award that is deferred compensation within the meaning of Section 409A of the Internal Revenue Code will be automatically modified and limited to the extent that the committee determines necessary to avoid the imposition of the additional tax under Section 409A of the Internal Revenue Code on a participant holding such award.

Change in Control.   Upon a change in control (as defined in the plan), all or a portion of an outstanding stock option (as determined by the committee) will become fully exercisable and vested and the restrictions applicable to all or a portion of a restricted stock award (as determined by the committee) will lapse and such shares shall be deemed fully vested if (a) such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

Amendment.   The committee may amend or terminate the plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding award to the material detriment of the recipient without the consent of the recipient. An amendment shall be subject to the approval of our shareholders only to the extent required by applicable law, rule, or regulation.

Anti-dilution Provisions.   In the event of a corporate transaction involving our company, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the committee will adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the committee may include (a) adjustment of the number and kind of shares which may be delivered under the plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the committee determines to be appropriate.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the plan which would increase the number of shares of common stock which may be awarded under the plan by 500,000 from 1,826,264 to 2,326,264. The text of the plan, including the proposed amended language which is bold and underlined, is attached as Appendix A to this proxy statement. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the plan automatically increases by the greater of (a) 80,000 shares of stock or (b) 2.0% of the outstanding shares of stock on such date. Independent of whether our shareholders approve this proposal, the number of shares reserved for issuance under the plan will continue to increase automatically every January 1 as provided therein. The board believes that this amendment will advance the interests of our company and our shareholders by continuing to provide incentive to eligible participants and facilitating an increase in the proprietary interests of such persons in our company.

Federal Income Tax Consequences

Incentive Stock Options.   Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between fair market value of the stock when the option was exercised and the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any recognized ordinary income or gain will not be subject to tax withholding by our company. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options.   An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company. The applicable withholding rate for income realized upon exercise of non-qualified stock options is 25% for income realized below $1,000,000 and 35% for the excess income over $1,000,000. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15% (lower rates may apply depending upon when the shares are acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock and Performance Shares.   Restricted stock and performance share awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. At the time of grant, restricted stock of our company will be forfeited if the recipients’ employment is terminated, and therefore is subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock or performance share is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock or performance share award becomes transferable. While receipt of a restricted stock or performance share award is not taxable at the time of grant, recipients may elect to include the value of restricted stock in taxable income in the year of grant (a “Section 83(b) Election”). The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture or the date of grant in the case of a Section 83(b) Election. The ordinary income recognized by the recipient who is an employee is treated as wages and will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Internal Revenue Code, our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Tax-Offset Payments.   In the year of receipt of a tax-offset payment, the recipient will have taxable ordinary income, equal to the amount of the tax-offset payment. In the case of a recipient who is also an employee, any tax-offset payment will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Internal Revenue Code, our company will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million.   Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the program) by a public company to a “covered employee” (i.e., the Chief Executive Officer and the other executive officers who are most highly compensated) to no more than $1 million.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and awards under the plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee’s or recipient’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s or recipient’s income or gain may be taxable.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the plan are not presently determinable.

Required Vote

The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,543,500		$3.76	710,838	(1)
Equity compensation plans not approved by security holders	514,268	(2)	$3.16	0
Total	2,057,768		$3.61	710,838

       (1) Represents (a) 35,500 shares remaining available for future issuance under our 1997 Stock Option Plan; (b) 103,500 shares remaining available for future issuance under our 1997 Director Stock Option Plan; and (c) 571,838 shares remaining available for future issuance under our 2002 Equity Incentive

Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the 2002 Equity Incentive Plan automatically increases by the greater of (a) 80,000 shares of stock or (b) 2.0% of the outstanding shares of stock on such date. As a result, an additional 267,406 shares (not shown above) became available for future issuance under our 2002 Equity Incentive Plan as of January 1, 2007.

       (2) Represents (a) an aggregate of 31,500 shares of common stock underlying ten-year options exercisable at $1.65 per share issued on December 27, 2001, to certain employees, including an executive officer who also served as a director; (b) an aggregate of 20,000 shares of common stock underlying ten-year options exercisable at $2.45 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 241,602 shares of common stock underlying five-year warrants exercisable at $1.58 per share, 173,222 of which were originally issued in the fourth quarter of 2002 and 68,380 of which were issued in the first half of 2003, pursuant to the terms of an agency agreement; (d) an aggregate of 130,730 shares of common stock underlying five-year warrants exercisable at $5.00 per share, 29,618 of which were originally issued September 17, 2004 and 101,112 of which were issued November 4, 2204; (e) an aggregate of 55,436 shares of common stock underlying five-year warrants exercisable at $6.50 per share issued on October 21, 2005; (f) an aggregate of 12,000 shares of common stock underlying five-year warrants exercisable at $2.85 per share, an aggregate of 10,000 shares of stock underlying five-year warrants exercisable at $3.40 per share, an aggregate of 8,000 shares of common stock underlying five-year warrants exercisable at $4.40 per share and an aggregate of 5,000 shares of common stock underlying five-year warrants exercisable at $5.40 per share issued May 12, 2003 pursuant to the terms of a financial advisory services agreement.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2007. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. provided audit and non-audit services to us in fiscal years 2005 and 2006, the aggregate fees and expenses of which are shown below.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the years ended December 27, 2005, and December 26, 2006.

	Year Ended
	December 27,	December 26,
	2005	2006
Audit fees(1)	$79,893	$89,602
Audit-related fees(2)	11,436	9,446
Tax fees(3)	6,350	10,500
All other fees	—	—
Total Fees	$97,679	$109,548

       (1) Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

       (2) Audit-related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation and consultation concerning financial accounting and reporting standards.

       (3) Tax fees consist of the aggregate fees billed for professional services rendered by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures of the Audit Committee

All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in the fiscal year ended December 26, 2006.

Recommendation

The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, compensation paid to directors, and the guarantee fees we pay to Steven J. Wagenheim, our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 10.3% of our common stock, as described below. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be approved by our audit committee pursuant to the foregoing policy.

Equipment Lease Financing from DHW Leasing, L.L.C.

On September 19, 2006, we entered into an Equipment Lease Commitment and Master Equipment Lease with DHW Leasing, L.L.C. relating to the lease of furniture, fixtures and equipment for future restaurants. The members of DHW are Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. Mr. Wagenheim is our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 10.3% of our common stock. Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW’s indebtedness to its lenders. Under the terms of the Equipment Lease Commitment, DHW agreed to purchase and lease to us equipment costing up to $16 million to equip future restaurant locations. Each lease is expected to be for equipment costing a minimum of $800,000 and a maximum of $1.4 million per restaurant. Payments due DHW will be based upon a five-year amortization of the purchase price with interest equal to the DHW bank base rate plus a blended 5.4% rate. The bank base rate referred to is the actual interest rate charged by DHW’s lender with respect to term loan financing used to purchase equipment to be leased to us. The lease financing to be provided by DHW to us will be subject to the availability of financing commitments to DHW from its lenders. DHW has advised us that its lenders will be reviewing loan commitments annually. We and DHW have agreed upon a form of Master Finance Lease which provides, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We have the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease. The equipment lease contains other customary terms and conditions. We are not obligated to enter into any equipment leases with DHW. DHW is not obligated to provide equipment leases for restaurants that are not developed and constructed by Dunham Capital Management, L.L.C. As of December 26, 2006, we had financed $6,183,191 of equipment pursuant to our agreement with DHW.

On August 28, 2006, our board and audit committee considered and approved the DHW proposal to provide up to $16,000,000 of equipment financing and Mr. Wagenheim made a disclosure of his interest in DHW. At that meeting, our board and audit committee approved the DHW proposal with understanding that Mr. Wagenheim’s participation in the income and profits of DHW would not exceed 3% of the average principal balance of the amount guarantied for the term of the guarantied debt. Mr. Wagenheim agreed to provide evidence to us of the amount guarantied.

As of March 9, 2007, we agreed, in connection with our entry into a stock purchase agreement with certain accredited investors to repay in full all of our outstanding obligations under our Master Finance Lease. We also agreed, following the repayment in full of our obligations thereunder, not to pay or enter into any agreement to pay or benefit any executive officer, director or five percent shareholder, or any entity affiliated with or controlled by such person (an “Interested Party”) in respect to any goods or services, financial service, loan, guaranty (other than guaranties of our debt), real estate or lease transaction, construction, construction financing or other transaction or service directly or indirectly provided by such Interested Party, or in which such Interested Party is financially interested (collectively, an “Interested Party Transaction”). The foregoing covenant does not apply to payments or agreements which are compensatory in nature in respect to services provided to our company by our executive officers or directors. The foregoing covenant does, however, apply to our agreement with DHW and the transactions contemplated thereby so long as any Interested Party, including Steven J. Wagenheim, holds a membership interest in DHW or guaranties any debt of DHW to its lenders. Mr. Wagenheim presently holds a 20% membership interest in DHW. As of March 12, 2007, we had repaid all outstanding obligations pursuant to our agreement with DHW.

Personal Guarantees and Guarantee Fees

Steven J. Wagenheim, our President, Chief Executive Officer, one of our directors, and the beneficial owner of approximately 10.3% of our common stock, and William E. Burdick, one of our former directors, have personally guaranteed the lease on our restaurant in St. Cloud, Minnesota, and the lease on our restaurant in Sioux Falls, South Dakota.

Messrs. Wagenheim, Burdick and Arthur E. Pew III, one of our directors and the beneficial owner of approximately 9.0% of our common stock, personally guaranteed the $1.5 million loan we obtained to finance our restaurant in Fargo, North Dakota. In connection with the guaranties of the loan, we entered into an agreement concerning guaranty with Messrs. Wagenheim, Burdick and Pew which provides, among other things, that our company, Mr. Wagenheim and Mr. Burdick, jointly and severally, agree to indemnify and hold Mr. Pew harmless from any liabilities which he may claim by reason of his guaranty of our indebtedness, and that we will indemnify Mr. Wagenheim and Mr. Burdick from any liabilities they may incur by reason of their guaranties of our indebtedness. We further agreed that we would not, without Mr. Pew’s consent, modify the terms and conditions of the loan, default in payment of obligations under the loan agreement or incur additional indebtedness other than indebtedness under the loan, ordinary trade debt or other indebtedness incurred in the ordinary course of business, not to exceed $100,000 at any time. The agreement also contained other customary covenants and covenants that we would use our best efforts to refinance the $1.5 million of indebtedness by January 1, 2006 and that we would use our best efforts to obtain a release of Mr. Pew from the guaranty by that date. Because we did not release Mr. Pew from the obligation by January 1, 2006, we became obligated to pay him a monthly guaranty fee beginning in February 2006 in the amount of $1,000 until he was released from the obligation. Disclosure of the guaranty fee we paid to Mr. Pew is not required pursuant to Item 404(a) of Regulation S-K. Messrs. Burdick and Pew were released from their guaranties on the $1.5 million loan effective August 16, 2006.

At a meeting held in March 2004, our board agreed to compensate Mr. Wagenheim for his personal guaranties of equipment loans entered into in August 2003 and January 2004. The amount of such compensation is calculated based on 3% of the weighted average daily balances of such loans at the end of each monthly accounting period. During fiscal years 2004, 2005 and 2006, we accrued $36,554, $36,581 and $30,708 of such fees, respectively, and paid $21,660, $25,000 and $15,000 of such fees, respectively.

In August 2006, we entered into a master lease agreement with Carlton Financial Corporation, an unrelated third party, pursuant to which we may finance lease up to $3,000,000 of equipment purchases for three restaurant locations. Mr. Wagenheim was required to personally guarantee payments to be made to Carlton under the lease financing. We agreed to pay a guaranty fee to Mr. Wagenheim calculated based on 3% of the weighted average daily balance of such guarantied lease indebtedness at the end of each monthly accounting period. During fiscal year 2006, we accrued $5,768 of such fee, none of which had been paid as of December 26, 2006.

Transactions with Five Percent Owners

In October 2005, Whitebox Intermarket Partners, L.P., then a beneficial owner of more than 5% of our common stock, purchased 83,047 shares of common stock and warrants for the purchase of 16,609 shares of common stock for total consideration of $400,000. As of September 13, 2007, Whitebox beneficially owned less than 5% of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 4 setting forth the director stock option grant for 15,000 shares to Eugene E. McGowan on January 1, 2006, was not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR
2008 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Corporate Controller and Assistant Secretary, no later than May 28, 2008. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after August 11, 2008, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Corporate Controller and Assistant Secretary, by written request to our principal address. Please refer to “Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures” for the procedures for nominating directors.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 26, 2006, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Corporate Controller and Assistant Secretary, at our principal address.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer
Minneapolis, Minnesota
September 25, 2007

APPENDIX A
GRANITE CITY FOOD & BREWERY LTD.
AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN
(Effective September 4, 2007)

SECTION 1

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

1.1        Award.   The term “Award” shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax-Offset Payments. In addition, any Award may de designated as a “Performance Award” as described in Section 5. The terms and conditions of the Award shall be set forth in an “Award Agreement.”

1.2        Board.   The term “Board” shall mean the Board of Directors of the Company.

1.3        Change in Control.   The term “Change in Control” shall mean:

(a)                        an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of 50% or more of either:

(1)                       the then outstanding Stock; or

(2)                       the combined voting power of the Company’s outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

(i)                          any acquisition directly from the Company;

(ii)                      any acquisition by the Company or a Subsidiary;

(iii)                  any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

(iv)                    any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

(b)                       individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(c)                        approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company’s Stock and other voting securities either legally or beneficially; or

(d)                       the sale, transfer or other disposition of all substantially all of the Company’s assets; or

(e)                        a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

A “Change in Control” shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

1.4        Code.   The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

1.5        Committee.   The term “Committee” shall mean a committee described in Section 10.

1.6        Company.   The term “Company” shall mean Granite City Food & Brewery Ltd.

1.7        Covered Shares.   The term “Covered Shares” shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

1.8        Director.   The term “Director” shall mean a member of the Company’s Board.

1.9        Eligible Individual.   The term “Eligible Individual” shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company’s Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company’s Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

1.10     Exchange Act.   The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.11     Exercise Price.   The term “Exercise Price” shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted (or, if greater, the par value of a share of Company Stock). Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company’s Stock must be at an option price of at least 110% of the Fair Market Value of the Stock on the date the Option is granted.

1.12     Fair Market Value.   The term “Fair Market Value” of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

1.13     Incentive Stock Option.   The term “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code. ISO grants may be awarded only to employees of the Company.

1.14     Non-Employee Director.   The term “Non-Employee Director” shall mean a “non-employee director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

1.15     Non-Qualified Stock Option.   The term “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. NSO grants may be awarded to any Eligible Individual.

1.16     Option.   The term “Option” or “Stock Option” shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

1.17     Performance Award.   The term “Performance Award” shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

1.18     Plan.   The term “Plan” shall mean this Amended and Restated 2002 Equity Incentive Plan.

1.19     Related Company.   The term “Related Company” shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

1.20     Stock.   The term “stock” shall mean shares of common stock, $0.01 par value, of the Company.

1.21     Stock Option Agreement.   The term “Stock Option Agreement” or “Agreement” shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan. The Agreement shall be subject to the terms and conditions of the Plan.

SECTION 2

PURPOSE

The Plan has been established by the Company to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

SECTION 3

PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan. In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Only employees are eligible to be granted Incentive Stock Options.

SECTION 4

STOCK OPTIONS

4.1        General.   The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Eligible Individuals under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

4.2        Option Awards.   Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Eligible Individual and the Company.

(a)                        Exercise of an Option.   An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

(b)                       Exercise Price.   The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date of the Option is granted (or, if greater, par value of a share of stock). Notwithstanding the foregoing, any ISO granted to any shareholder owning 10% or more of the Company’s Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

(c)                        Payment of Option Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(1)                       Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

(2)                       Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called “cashless” or “immaculate” exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(3)                       An Eligible Individual may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the

Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d)                       Settlement of Option.   Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

(e)                        Reload Options.   The Committee may grant “reload” options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act (“Rule 16b-3”) or any other applicable law. The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company’s Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company’s Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company’s Stock provided as consideration upon the exercise of the previously granted Option to which such “reload” option relates and (ii) the number of shares of the Company’s Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such “reload” option relates. “Reload” options may be granted with respect to Options granted under this Plan. Such “reload” options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

(f)                          Vesting.   Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Eligible Individual and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(g)                        Option Term.   The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

(h)                       Termination of Employment.   Following the termination of Eligible Individual’s employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

(i)                          Incentive Stock Options.   ISO grants may only be awarded to employees of the Company, a “parent corporation,” or a “subsidiary corporation” as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair

Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (3) be awarded more than ten (10) years after the Effective Date of this Plan, or, if earlier, the date the Plan was approved by the shareholders. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its “parent corporation” or any “subsidiary corporation” shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding Section 8.9, no ISO shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

(j)                           Early Exercise.   The Option may, but need not, include a provision whereby the Eligible Individual may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

SECTION 5

PERFORMANCE AWARDS

The Committee shall have the right to designate Awards as “Performance Awards.”  The Committee may designate whether any Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on any one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual, as selected by the Committee. For Awards under this Section 5 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m).

SECTION 6

RESTRICTED STOCK

Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

(a)                        The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

(b)                       Stock certificates representing the Restricted Stock awarded to an Eligible Individual shall be registered in the Eligible Individual’s name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

(c)                        The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                       Except as may be provided by the Committee, in the event of an Eligible Individual’s termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

(e)                        The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual’s Restricted Stock.

SECTION 7

TAX-OFFSET PAYMENTS

The Committee may provide for a Tax-Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan. The Tax-Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income. The Tax-Offset Payment shall be paid solely in cash. No Eligible Individual shall be granted a Tax-Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year. The terms and conditions of a Tax-Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

SECTION 8

OPERATION AND ADMINISTRATION

8.1        General.   The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 8.

8.2        Effective Date.   The Plan, as initially adopted, became effective February 27, 2002 (the “Effective Date”) and the Plan, as amended and restated, shall be effective subject to the approval by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

8.3        Shares Subject to Plan.   The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a)                        The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

(b)                       Subject to the following provisions of this Section 8.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 2,326,264 shares. The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 8.3(c) and 8.3(d). The shares of Stock may be authorized, but unissued, or reacquired Stock.

(c)                        On January 1st of each year, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the greater of (a) 80,000 shares of Stock or (b) 2.0% of the outstanding shares of Stock on such date.

(d)                       To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

(e)                        If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)                          Options granted hereunder shall be treated as ISOs under Code Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

(g)                        For Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), no more than 150,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period.

(h)                       In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, the Committee or Board of Directors shall adjust Awards to preserve the benefits or potential benefits of the Awards and to prevent dilution and maintain the proportion and cost of the Stock subject to the Awards. However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment. Action by the Committee or Board of Directors may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee or Board of Directors determines to be equitable.

8.4        Securities Laws Restrictions.   Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                        If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction (including, without limitation, the requirements of the Securities Act of 1933), or the applicable requirements of any securities exchange or similar entity, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

(b)                       Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

(c)                        The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

(d)                       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.5        Tax Withholding.   All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

8.6        Use of Shares.   In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

8.7        Dividends and Dividend Equivalents.   An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

8.8        Payments.   Awards may be settled in any of the methods described in Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.9        Transferability.   Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

8.10     Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.11     Agreement With Company.   Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

8.12     Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.13     Limitation of Implied Rights.

(a)                        Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

(b)                       This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

8.14     Termination for Cause.   If the employment of an Eligible Individual is terminated by the Company or a Related Company for “cause,” then the Committee shall have the right to cancel any Options granted to the Eligible Individual under the Plan. The term “cause” shall mean (1) the Eligible Individual’s violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company; (3) the Eligible Individual’s failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Eligible Individual of a felony involving moral turpitude.

8.15     Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.16     Compliance with Section 409A of the Code.   Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Code Section 409A on an Eligible Individual holding such Award.

SECTION 9

CHANGE IN CONTROL

In the event of a Change in Control, if specifically documented in either a special form of Award Agreement at the time of grant or amendment to an existing Award Agreement, in each case on an individual-by-individual basis:

(a)                        all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

(b)                       the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by an Eligible Individual shall lapse and such shares shall be deemed fully vested.

Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (a) all Awards are assumed by a surviving corporation or its parent or (b) the surviving corporation or its parent substitutes Awards with substantially the same terms for such Awards. The Committee shall have the right to cancel Awards in the event of a Change in Control, provided that in exchange for such cancellation, the Eligible Individual shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Awards.

SECTION 10

COMMITTEE

10.1     Administration.   The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

10.2     Powers of Committee.   The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(a)                        to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

(b)                       to select the Eligible Individuals to whom Awards will be granted;

(c)                        to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

(d)                       to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

(e)                        to determine the treatment of Awards upon the Eligible Individual’s retirement, disability, death, termination for cause or other termination of employment or service;

(f)                          to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or (ii) will be deferred and deemed to be reinvested or (3) will otherwise be credited to the

Eligible Individual or that the Eligible Individual has no rights with respect to such dividends;

(g)                        to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent; and

(h)                       to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

10.3     Delegation by Committee.   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

10.4     Information to be Furnished to Committee.   The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an Eligible Individual’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

10.5     Non-Liability of Board and Committee.   No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

SECTION 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(d) shall not be subject to the foregoing limitations of this Section 11. An amendment shall be subject to approval by the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

SECTION 12

GENERAL PROVISIONS

12.1     Award Agreements.   No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company.

12.2     No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.3     Headings.   The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

12.4     Beneficiaries.   An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Eligible Individual’s death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

12.5     Repurchase Option.   The terms of any repurchase option shall be specified in the Award Agreement.

12.6     Governing Law.   The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS
October 30, 2007
3:30 p.m.

MINNEAPOLIS HILTON AND TOWERS
1001 Marquette Avenue
Minneapolis, Minnesota 55403

Granite City Food & Brewery Ltd.	proxy
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 25, 2007, and hereby appoints
Steven J. Wagenheim and Peter P. Hausback, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on October 30, 2007, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here
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1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.		☐	FOR all nominees listed at left (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed at left

	01 Steven J. Wagenheim 02 Arthur E. Pew III 03 James G. Gilbertson	04 Bruce H. Senske 05 Eugene E. McGowan 06 Dermot F. Rowland

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the amendment to our 2002 Equity Incentive Plan.		☐ For	☐ Against	☐ Abstain

3.	To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2007.		☐ For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.			Dated: , 2007

Address change? Mark Box ☐ Indicate changes below:

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.